As filed with the Securities and Exchange Commission on November 8, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             HEALTHWORLD CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                               13-3922288
    (State or Other Jurisdiction of                (I.R.S. Employer
    Incorporation or Organization)               Identification No.)

                           100 Avenue of the Americas
                            New York, New York 10013
                    (Address of Principal Executive Offices)

                             Healthworld Corporation
                       1997 Stock Option Plan, as Amended
                            (Full Title of the Plan)

Steven Girgenti                                       Copy to:
Chief Executive Officer                               Howard S. Jacobs, Esq.
Healthworld Corporation                               Wayne A. Wald, Esq.
100 Avenue of the Americas                            Rosenman & Colin LLP
New York, New York 10013                              575 Madison Avenue
(212) 966-7640                                        New York, New York 10022
(Name, Address and Telephone                          (212) 940-8800
Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                        Proposed      Proposed
                                        Maximum        Maximum
                          Amount to     Offering      Aggregate     Amount of
  Title of Securities        be        Price Per      Offering    Registration
    to be Registered     Registered     Share *        Price *        Fee *
================================================================================
Common Stock,
Par Value $.01 Per
Share (1)                  500,000       $17.25      $8,625,000     $2,397.75
================================================================================

* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on November 5, 1999.

(1) All such shares are issuable pursuant to options available for grant under the Registrant's 1997 Stock Option Plan, as amended.

      The Registrant has previously filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (Registration No. 333-66117) with respect to the registration of an aggregate of 1,410,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Registrant issued upon the exercise of stock options granted pursuant to the 1997 Stock Option Plan of Healthworld Corporation, as amended, and the contents of such Registration Statement are incorporated herein by reference, except that the following new information shall be added:

                                     PART II

Item 3. Incorporation of Documents by Reference.

            The following documents filed by the Registrant with the Commission are incorporated by reference in the Registration Statement:

      1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

      2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

      3. The Registrant's Current Report on Form 8-K, filed with the Commission on August 11, 1999, as amended on October 18, 1999.

      4. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999; and

      5. The information in respect of the Company's Common Stock, under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 8-A, filed with the Commission on September 9, 1997, including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.


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

Item 8. Exhibits

      The following Exhibits are filed as a part of this Registration Statement:

Exhibit No.       Description
-----------       -----------

    4.1           Amendment to Healthworld Corporation 1997 Stock Option Plan.

    5.1           Opinion of Rosenman & Colin LLP.

   23.1           Consent of Arthur Andersen LLP.

   23.2           Consent of Rosenman & Colin LLP (included in Exhibit 5.1).

   24.1           Power of Attorney (included on page 4).


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of November, 1999.

                                          HEALTHWORLD CORPORATION

                                          By: /s/ Steven Girgenti
                                              ----------------------------------
                                              Steven Girgenti
                                              Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned hereby constitutes and appoints Steven Girgenti and Stuart Diamond, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ Steven Girgenti          Chairman of the Board and          November 8, 1999
-------------------------    Chief Executive Officer
Steven Girgenti              (Principal Executive Officer)

/s/ Stuart Diamond           Executive Vice President,          November 8, 1999
-------------------------    Secretary, Treasurer and
Stuart Diamond               Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)

/s/ Jonah Shacknai           Director                           November 8, 1999
-------------------------
Jonah Shacknai

/s/ Spencer Falk             Director                           November 8, 1999
-------------------------
Spencer Falk

/s/ Francis Hughes           Director                           November 8, 1999
-------------------------
Francis Hughes

/s/ Alex Spizz               Director                           November 8, 1999
-------------------------
Alex Spizz

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

    4.1           Amendment to Healthworld Corporation 1997 Stock Option Plan.

    5.1           Opinion of Rosenman & Colin LLP.

   23.1           Consent of Arthur Andersen LLP.

   23.2           Consent of Rosenman & Colin LLP (included in Exhibit 5.1).

   24.1           Power of Attorney (included on page 4).


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